P                                   WABAN INC.

R                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

O                         TO BE HELD JULY 10, 1997

X THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND
  SHOULD BE RETURNED AS SOON AS POSSIBLE TO THE FIRST CHICAGO TRUST COMPANY OF
Y                                    NEW YORK


The undersigned, having received notice of the Annual Meeting and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby ap-point(s) Thomas J. Shields and Sarah M. Gallivan, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of WABAN INC. (the "Company") to be held on Thursday, July 10, 1997 at 11:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. The shares represented by this proxy will be voted as directed by the under-signed. If no direction is given with respect to any proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the under-signed at the meeting or at any adjournment thereof will not be deemed to re-voke this proxy unless the undersigned shall revoke this proxy in writing.

Change of address:

________________________________

________________________________

(If you have written in the above
space, please mark the corresponding
box on the reverse side of this
card.)

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

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                                                                     SEE REVERSE
                                                                         SIDE
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                           - FOLD AND DETACH HERE -

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PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.
 X

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THIS PROXY; NO BOXES NEED TO BE CHECKED. UNLESS MARKED OTHERWISE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.
                                      FOR
                                   WITHHELD
                                      FOR
                                    AGAINST
                                    ABSTAIN
                                      FOR
                                    AGAINST
                                    ABSTAIN
1. Election of three Directors for a term to expire in 2000 (for all nominees except as marked below)
-------------------


 NOMINEES: Kerry
     L. Hamilton,
     Arthur F.
     Loewy,
     Edward J.
     Weisberger
2. Approval of a distribution (the "Distribution") in the form of a tax-free special dividend to all holders of the Company's outstanding shares of common stock, on a one-for-one basis, of all outstanding shares of common stock, and the associated stockholders' rights, of BJ's Wholesale Club, Inc. ("BJI") held by the Company on the date of the Distribution.
5. Approval of the Company's 1997 Stock Incentive Plan.
6. Approval of the BJI 1997 Replacement Stock Incentive Plan.
7. Approval of the BJI 1997 Stock Incentive Plan.
3. Approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to "HomeBase, Inc."
8. Approval of the BJI Management Incentive Plan.
9. Approval of the BJI Growth Incentive Plan.
4. Approval of amendment and continuance of the Company's 1989 Stock Incentive Plan.
10. Approval of the BJI 1997 Director Stock Option Plan.
11. To adjourn the meeting, upon motion by the Chairman of the Board or his designee, to allow additional time for solicitation of proxies.
12. To consider such other business, if any, as may properly come before the meeting or any adjournment thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE ON THE REVERSE SIDE OF THIS CARD.


                                     DATE _____________________________________
SIGNATURE(S) ____________________

NOTE: Please sign exactly as name
   appears hereon. Joint owners should
   each sign. When signing as attorney,
   executor, administrator, trustee or
   guardian, please give full title as
   such.
                           ^ FOLD AND DETACH HERE ^^